UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	October 21, 2015

GULFMARK OFFSHORE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33607	76-0526032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 W. Sam Houston Parkway North, Suite 400 Houston, Texas 77024
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:	(713) 963-9522

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 1, 2015, GulfMark Offshore, Inc. (the “Company”) will combine the roles of Chief Executive Officer and Chief Operating Officer. On October 21, 2015, the Company and Mr. David B. Rosenwasser, the Company’s Senior Executive Vice President and Chief Operating Officer, mutually agreed that his employment will terminate effective October 31, 2015. On October 23, 2015, the Company entered into an agreement with Mr. Rosenwasser that, among other things, provides for the following:

●	payment of benefits earned under the Company’s employee benefit plans and accrued but unused vacation;

●

subject to the effectiveness of a release agreement by Mr. Rosenwasser, vesting of all outstanding restricted stock granted under the Company’s 2010 Omnibus Equity Incentive Plan and 2014 Omnibus Equity Incentive Plan that would otherwise be forfeited;

●	reimbursement for certain outplacement services;

●	additional semi-monthly payments over the following two-year period in the aggregate amount of $720,000; and

●	agreement by Mr. Rosenwasser to covenants of confidentiality, non-competition and non-solicitation of the Company’s employees.

The agreement also provides for payment for limited consulting services by Mr. Rosenwasser over the following 24 months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.

By:	/s/ William C. Long
William C. Long Senior Vice President, General Counsel and Secretary

Date: October 26, 2015

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